EXHIBIT 99






                                 Monroe Bancorp
                              (Monroe Bancorp logo)



                          Quarterly Financial Statement
                               First Quarter 2002

Quarterly Financial Statement - First Quarter 2002

April 29, 2002

Dear Shareholders and Friends,

I am proud to report that your Company continues to grow net income. For the quarter ended March 31, 2002, net income was $1,499,000 or $0.25 per common share, compared to $1,447,000 and $0.24 per common share for the same period in 2001, an increase of 3.6 percent.

Total assets for the Company as of March 31, 2002 were $503,775,000, compared to $441,782,000 at March 31, 2001, a 14.0 percent increase. Return on equity (ROE) for the quarter ended March 31, 2002 was 14.77 percent, up from the ROE for the year ending December 31, 2001 of 14.52 percent. First quarter 2002 dividends to shareholders increased 9.1 percent over dividends paid in the first quarter of 2001.

Total deposits for the Company, which holds the number one spot in deposit share in its primary market (Monroe County), grew 7.7 percent from March 31, 2001 to March 31, 2002 to reach $382,509,000. Total loans of $376,881,000 at March 31,
2002 increased 23.5 percent over the March 31, 2001 total of $305,288,000. Meanwhile, the Bank's credit quality remained strong. Total nonperforming assets and 90-day past due loans totaled $3,428,000 (0.68 percent of total assets) as of March 31, 2002 compared to $4,383,000 (0.99 percent of total assets) as of March 31, 2001.

Our operation in Hendricks County is doing remarkably well. Our two branches, opened in September and October 2001, have achieved significant name recognition in a relatively short period of time through persistent calling efforts, advertising and involvement in the communities. This has helped to accelerate deposit and loan growth beyond our initial expectations, with the two branches gathering $26,673,000 in deposits and $21,207,000 in total loans as of March 31, 2002. The branches posted a better-than-plan net loss of $90,000 in the first quarter of 2002, which also compares favorably to the net loss of $205,000 posted in the fourth quarter of 2001. Excluding the Hendricks County loss, net income growth for the Company was 9.8 percent for the first quarter of 2002.

I look forward to bringing you similar results for our Brownsburg branch, set to open on May 1, 2002. Throughout the first quarter of 2002, we have hired and trained personnel to prepare for the opening of this third Hendricks County branch.

Your Company had several other significant events in the first quarter:

o The Bank formed an investment holding company (MB Portfolio Management, Inc.) in Wilmington, Del. in late March, where the Bank's $85,000,000 investment portfolio will be moved. The investment holding company in turn hired Delaware Trust Capital Management, Inc. to manage the portfolio. We expect the net first-year benefit of these actions to be approximately $112,000, or $.02 per share.

o On February 9, 2002, the Bank celebrated the grand opening of a new Highland Village banking center on the rapidly growing west side of Bloomington. The new branch provides significantly more sales and customer service space than the 36-year-old branch it replaced. The new office has attracted $2,321,000 of deposit growth since the end of January, increasing its total deposits to $42,880,000 as of March 31, 2002.

o Two new senior executives joined the Bank. Doug Bennett, Senior Vice President for Retail Services and Marketing, filled a newly created position intended to improve the sales performance in the Bank's branches. Also, Bob Krupka joined the Bank as Senior Vice President for Lending. Mr. Krupka replaces the Bank's previous senior lender, Bob Hamilton, who retired in January after serving the Bank for 18 years. Both new executives bring a considerable amount of experience and talent to our management team.

As some of you heard me say during our April 25 Annual Meeting of Shareholders, all of these efforts - adding new talent to our executive team, opening new branches, expanding our services to new markets and creating the investment holding company - are important to our goal of significantly growing our earnings and increasing value for our shareholders.

Thank you for supporting our efforts. I look forward to bringing you news of your Company's continued and growing success.

Respectfully,

Mark D. Bradford
President and Chief Executive Officer

Special note: Statements in the letter from the President that relate to future results and events (including statements about future financial and operating performance) are based on the Company's current expectations. Actual results in future periods may differ materially from those currently expected or desired because of a number of risks and uncertainties, including general economic and business conditions; changes in interest rates; loss of deposits and loan demand to other financial institutions; substantial changes in financial markets; changes in real estate values and real estate market; or regulatory changes. Additional discussion of these and other factors affecting the Company's business and prospects is contained in the Company's periodic filings with the Securities and Exchange Commission.

Monroe Bancorp (Monroe Bancorp logo)
First Quarter 2002
Quarterly Financial Statement


Financial Highlights as of March 31

($ in thousands, except per share data)
                                                                     Percent
                                              2002        2001       Change
-----------------------------------------------------------------------------
Operating results *
   Interest income ....................    $  7,511    $  8,086       (7.1)%
   Interest expense ...................       2,884       4,073      (29.2)
   Net interest income ................       4,627       4,013       15.3
   Provision for loan losses ..........         276         150       84.0
   Income taxes .......................         757         757        0.0
   Net income .........................       1,499       1,447        3.6

Per Share Data
   Net income-basic and diluted * .....        0.25        0.24        4.2
   Dividends * ........................        0.12        0.11        9.1
   Book value at quarter end ..........        6.79        6.32        7.4

March 31, Balances
   Total assets .......................     503,775     441,782       14.0
   Total deposits .....................     382,509     355,304        7.7
   Net loans ..........................     372,603     301,329       23.7
   Shareholders' equity ...............      41,400      38,782        6.8

Selected Financial Ratios
   Return on average assets ...........        1.22 %      1.34 %
   Return on average equity ...........       14.77       15.30
   Allowance for loan losses as a
     percentage of total loans ........        1.14        1.30


* Three months ended March 31

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                              [CHART APPEARS HERE]
                            Total Assets at March 31,

                    1998        1999        2000        2001        2002
Total Assets      $337,958    $383,571    $431,000    $441,782    $503,775

                                  in thousands


Monroe Bancorp and Subsidiary
Consolidated Balance Sheet March 31
(Unaudited) ($ in thousands, except per share data)

                                                         2002            2001
-------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents:
  Cash and non-interest
    bearing deposits ...........................      $  12,878       $  20,485
  Federal funds sold ...........................          8,100           2,100
                                                      ---------       ---------
       Total cash and cash equivalents .........         20,978          22,585
Held-to-maturity securities ....................         68,982          70,517
Available-for-sale securities ..................         16,456          24,426
Trading securities .............................          3,090           2,964
Loans, net of allowance for loan losses
   of $4,278 and $3,959 ........................        372,603         301,329
Bank premises and equipment ....................         11,842          10,627
FHLB stock .....................................          1,882           1,257
Accrued interest receivable ....................          3,049           3,674
Other assets ...................................          4,893           4,403
                                                      ---------       ---------
                  Total assets .................      $ 503,775       $ 441,782
                                                      =========       =========

LIABILITIES AND
  SHAREHOLDERS' EQUITY
Deposits .......................................      $ 382,509       $ 355,304
Repurchase agreements ..........................         34,600          33,958
Other borrowings ...............................         39,129           7,606
Accrued interest payable .......................            954           1,223
Other liabilities ..............................          5,183           4,909
                                                      ---------       ---------
                  Total liabilities ............        462,375         403,000
                                                      ---------       ---------
Shareholders' equity:
  Common stock, no par value,
    18,000,000 shares authorized, 6,099,799
    and 6,140,927 shares issued and outstanding
    in 2002 and 2001, respectively .............            137             137
  Additional paid-in capital ...................          3,359           3,345
  Retained earnings ............................         38,210          35,163
  Net unrealized gain (loss) on
    available-for-sale securities ..............            291             245
  Unearned ESOT shares .........................           (597)           (108)
                                                      ---------       ---------
                  Total shareholders' equity ...         41,400          38,782
                                                      ---------       ---------
                  Total liabilities and
                    shareholders' equity .......      $ 503,775       $ 441,782
                                                      =========       =========

                              [CHART APPEARS HERE]
                 Net Income for the Three Months Ended March 31,

                     1998        1999        2000        2001        2002
Net Income          $1,105      $1,106      $1,282      $1,447      $1,499

                                  in thousands


Monroe Bancorp and Subsidiary
Consolidated Statement of Income
Three Months Ended March 31
(Unaudited) ($ in thousands, except per share data)

                                                   2002           2001
-------------------------------------------------------------------------

Interest income ..........................      $  7,511       $  8,086
Interest expense .........................         2,884          4,073
                                                --------       --------
     Net interest income .................         4,627          4,013
Provision for loan losses ................           276            150
                                                --------       --------
     Net interest income after provision
        for loan losses ..................         4,351          3,863
Other operating income ...................         1,415            923
Other operating expenses .................         3,510          2,582
                                                --------       --------
      Income before income tax ...........         2,256          2,204
Income tax provision .....................           757            757
                                                --------       --------
                   Net income ............         1,499          1,447

Retained earnings --
  beginning of year ......................        37,449         34,392
Dividends ($.12 and $.11 per share in 2002
  and 2001, respectively) ................          (738)          (676)
                                                --------       --------
Retained earnings -- end of period .......      $ 38,210       $ 35,163
                                                ========       ========

Basic and diluted net income per share ...      $   0.25       $   0.24
                                                ========       ========

Monroe Bancorp Board of Directors
---------------------------------
David D. Baer, Chairman
Bradford J Bomba, Jr., M.D.
Mark D. Bradford, President and CEO
Steven R. Crider
Timothy D. Ellis
Joyce Claflin Harrell
Paul W. Mobley
Richard P. Rechter
Charles R. Royal, Jr.

Stock Transfer Agent and Registrar
----------------------------------
Please contact Monroe Bancorp's transfer agent, at the phone number or address listed below, with questions concerning stock certificates, dividend checks, transfer of ownership, or other matters pertaining to your stock account.

Registrar and Transfer Company
------------------------------
10 Commerce Drive
Cranford, New Jersey  07016
(800) 368-5948
kbrotz@rtco.com

Investor Information
--------------------
Corporate Headquarters
----------------------
Monroe Bancorp
210 E. Kirkwood Avenue
Bloomington, IN  47408
(812) 336-0201

Stock Symbol
------------
NASDAQ:MROE

Investor Contact
----------------
Mark D. Bradford
President, CEO
210 E. Kirkwood Avenue
Bloomington, IN  47408
(812) 336-0201
bradford@monroebank.com

Current News and Information
----------------------------
For the most current news releases, visit our Web site at www.monroebank.com. The Securities and Exchange Commission maintains a Web site that contains reports, proxy and information statements including our quarterly report on Form 10-Q.
Their Web site address is www.sec.gov.


              Member FDIC
              monroebank.com

              Equal Housing Lender

Banking Locations

Monroe County                                 Jackson County
-------------                                 --------------
Main Office *                                 1051 W. Spring Street*
210 E. Kirkwood Avenue                        Brownstown, IN  47220
Bloomington, IN  47408                        (812) 358-3171
(812) 336-0201
                                              Lawrence County
4616 W. Richland Plaza*                       ---------------
Bloomington, IN  47404                        Stone City Mall*
(812) 876-6044                                3300 W. 16th Street
                                              Bedford, IN  47421
4191 W. Third Street*                         (812) 275-7800
Bloomington, IN  47403
(812) 331-3501                                Hendricks County
                                              ----------------
1825 N. Kinser Pike*                          7517 Beechwood Centre Road
Bloomington, IN  47404                        Suite 300
(812) 331-3518                                Avon, IN  46123
                                              (317) 272-7820
306 E. Kirkwood Avenue
Bloomington, IN  47408                        65 Garner Road, Suite 400
(812) 331-3510                                Brownsburg, IN  46112
                                              (317) 858-2720
111 S. Lincoln Street
Bloomington, IN  47408                        2059 Hadley Road
(812) 331-3555                                Plainfield, IN  46168
                                              (317) 837-5201
2801 Buick-Cadillac Blvd*
Bloomington, IN  47401                        Additional ATM Locations
(812) 331-3507                                ------------------------
                                              512 College Mall Road*
2490 S. Walnut Street*                        Bloomington, IN
Bloomington, IN  47403                        (Mr. D's ATM)
(812) 331-3514
                                              2300 N. Walnut St.*
Retirement                                    Bloomington, IN
Community Locations                           (McDonald's North ATM)
-------------------
800 Bell Trace Circle                         1400 E. Third Street*
Bloomington, IN  47408                        Bloomington, IN
(812) 331-3575                                (Jordan Square ATM)

2455 Tamarack Trail*                          1789 E. Tenth Street*
Bloomington, IN 47408                         Bloomington, IN
(812) 353-7722                                (Crosstown II ATM)

3211 E. Moores Pike                           4681 W. Richland Plaza*
Bloomington, IN  47401                        Bloomington, IN
(812) 353-7720                                (Ellettsville IGA ATM)



                                              *Indicates 24-hour ATM location.